Exhibit 99


                                                                   [EXELON LOGO]
________________________________________________________________________________

News Release


From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
           Corporate Communications                      ---------------------
           P.O. Box 805379                                 July 29, 2003
           Chicago, IL 60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696



                    Exelon Announces Second Quarter Earnings;
                        Common Dividend Increased by 8.7%


Chicago (July 29, 2003) - Exelon Corporation (NYSE: EXC) today announced operating earnings for the second quarter of 2003 of $402 million, or $1.23 per share (diluted), compared with operating earnings of $369 million, or $1.14 per share (diluted), for the same period in 2002. The 8% improvement in year-over-year operating earnings was due primarily to increased market sales and favorable mark-to-market adjustments at Generation, lower interest expense, and lower depreciation and amortization expense, which more than offset weather-related decreases in retail kWh deliveries and lower energy margins at Energy Delivery.

Reported second quarter 2003 consolidated earnings prepared in accordance with accounting principles generally accepted in the United States (GAAP) were $372 million, or $1.14 per share (diluted). Reported results for the second quarter include a $30 million, or $0.09 per share, goodwill impairment charge (after taxes) related to the agreement to sell Exelon Enterprises' InfraSource business. Reported earnings in the second quarter of 2002 were $485 million, or $1.50 per share (diluted), which included a $116 million, or $0.36 per share, after-tax gain related to Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia.

Today, the Exelon Board of Directors approved Exelon Generation's orderly transition out of the ownership of Exelon Boston Generating (EBG). For a period of time, Exelon expects to continue to provide administrative and operational services to EBG in its operation of the projects. Exelon informed the lenders that it will not provide additional funding to the projects beyond its existing contractual obligations.

"Today we announce three major events, two that are most pleasant and one that was not pleasant, but all three are part of our commitment to delivering value to our investors," said John W. Rowe, Exelon Chairman and CEO. "The enjoyable announcements are that we produced quarterly operating earnings of $1.23 per share and increased our dividend by

$0.16 per share annually. The unpleasant event is our decision to wind up our investment in Exelon Boston Generating. Our increased operating earnings reflect the strength of our core businesses and our constant efforts to improve these businesses. The dividend increase reflects both that underlying strength and the fact that recent changes in the federal income tax laws make dividends a more efficient way to distribute value to our shareholders. Our Exelon Boston Generating decision illustrates that when investments do not work out as planned, we will not make it worse by throwing good money after bad."

Common Dividend Increase

The Exelon Board of Directors declared a dividend of $0.50 per share on Exelon's common stock, payable September 10, 2003, to shareholders of record at 5:00 p.m. EDT on August 15, 2003. The increase of $0.16 per share annually, approximately 8.7%, will result in an annual dividend rate of $2.00 per share or $0.50 per share quarterly. Payment of future dividends is subject to approval and declaration by the Board.


2003 Earnings Guidance


Exelon's full year operating earnings are expected to be toward the top of a range of $4.80 to $5.00 per share. The earnings guidance is based on the assumption of normal weather for the second half of 2003 and excludes the first quarter $0.34 per share gain from the cumulative effect for the change in accounting principle (SFAS 143), the net $0.05 per share charge related to the March 3 ComEd settlement agreement and the $0.40 per share impairment of our Sithe Energies investment. Our operating earnings guidance also excludes the second quarter $0.09 per share loss related to the sale of our InfraSource business. Operating earnings guidance excludes any potential impairment related to Exelon Boston Generating. Third quarter operating earnings are expected to represent about 30% of full year operating earnings.


SECOND QUARTER HIGHLIGHTS

     o Nuclear Operations Exelon Generation's nuclear fleet, excluding AmerGen, produced 29,619 GWhs for the second quarter of 2003, compared with 28,776 GWhs (reflects reallocation) output for the second quarter of 2002. The fleet, including AmerGen, achieved a capacity factor of 94.0% for the second quarter of 2003, compared with 92.1% for the second quarter of 2002. Exelon Generation's nuclear group completed one planned refueling outage during the second quarter of 2003 compared with two in the second quarter of 2002. Additionally, there was one refueling outage in 2002 at a co-owned plant not operated by Exelon. Operating expenses associated with the two fewer planned refueling outages were approximately $30 million lower in the second quarter of 2003 compared with the prior year.

     o InfraSource Sale On June 18, Exelon Enterprises, parent company of InfraSource, Inc., announced that it had entered into an agreement to sell the electric construction and services, underground and telecom businesses of InfraSource to GFI Energy Ventures LLC and Oaktree Capital Management LLC. The sale is anticipated to result in net cash proceeds of $211 million and a $30 million subordinated note maturing with interest in 2011. The net book value of the assets being sold approximated $280 million at the time of the agreement to sell. After valuing the note, recognition of transaction costs and minority interest, Exelon recorded a $30 million, or $0.09 per share, goodwill impairment charge (after taxes) in the second quarter related to the agreement to sell InfraSource. Closing of the transaction is subject to the satisfaction of a number of conditions, including regulatory approvals from the state utility commissions in Pennsylvania, Delaware, New Jersey, Virginia and Washington, DC, and other conditions, the satisfaction of which cannot be assured. If all closing conditions are satisfied, the transaction is expected to close in the third or fourth quarter of 2003.o

     o Sithe Energies, Inc. Investment On May 29, 2003, Exelon Fossil Holdings, Inc., a wholly owned subsidiary of Exelon Generation, issued an irrevocable call notice for the 35.2% interest in Sithe Energies, Inc. (Sithe) owned by Apollo Energy, LLC and the 14.9% interest owned by subsidiaries of Marubeni Corporation. The total call price will be based on the terms of the existing Put and Call Agreement among the parties, which we estimate will be approximately $650 million. The transfer of ownership requires various regulatory approvals, including FERC, the state regulatory commission in New Jersey, and expiration of the Hart Scott Rodino waiting period.

     o Exelon Boston Generating Exelon Boston Generating's Mystic 9 generating plant began commercial operation on June 10, 2003. Mystic 9 is an 807-MW gas-fired combined cycle plant with an estimated 7,000 [BTU/kWh] heat rate located in Everett, MA (greater Boston area). The Mystic 8 plant began commercial operation in April 2003. Construction of Fore River is substantially complete and the unit is currently undergoing testing.

     o Summer Readiness ComEd successfully completed its plans to improve the performance of the transmission and distribution system to meet the peak summertime demand. In 2003, ComEd has completed 278 projects to improve the electric system across its northern Illinois service territory. As a result of this and other ongoing initiatives, both ComEd and PECO have reached all-time high levels of customer satisfaction.

     o March 3 Settlement Agreement The Illinois Commerce Commission denied petitions for rehearing on the ComEd March 3 Agreement, allowing the agreement to become effective in May. Customers representing an additional 4,500 GWhs annually, or 8% of ComEd's commercial and industrial load, elected to obtain energy from alternate suppliers during the election period that ended July 14. About one-half of these customers had previously received service under ComEd's market-based purchased power option.

     o ComEd Refinancing On April 7, 2003, ComEd closed on the sale of $395 million of first mortgage bonds maturing in 2015 with a coupon of 4.70%. The purpose of the issue was to refund debt with an average interest rate of about 8.2%. On May 8, ComEd issued $40 million in tax-exempt, pollution control variable rate bonds maturing on May 15, 2017. The bonds replace securities that had a 5.875% rate. Year-to-date, ComEd has completed $1.3 billion of securities offerings as part of its ongoing refinancing program, which will reduce interest and dividend requirements by $35 million on an annualized basis.

     o PECO Energy Refinancing On April 28, 2003, PECO Energy closed on the sale of $450 million of first mortgage bonds. The securities carry a 3.5% coupon and will mature in 2008. Proceeds were used to fund maturing debt with an average interest rate of about 6.5%. On June 24, 2003, PECO closed on the sale of $100 million of 30-year trust preferred securities. The securities carry a coupon of 5.75% and will mature in June 2033. The yield on the offering is 5.793%. The purpose of the issue was to refund existing PECO 8% trust preferred securities and $7.48 preferred stock. Year-to-date, PECO Energy has completed $550 million of securities offerings as part of its ongoing refinancing program, which will result in annualized savings of $15 million.



BUSINESS UNIT RESULTS


Exelon Corporation's consolidated net income for the second quarter of 2003 was $372 million compared with net income of $485 million in the second quarter of 2002. Operating earnings were $402 million in the second quarter of 2003 compared with operating earnings of $369 million in the second quarter of 2002.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery's net income in the second quarter of 2003 was $291 million compared with net income of $322 million in the second quarter of 2002. The decrease in net income was primarily due to decreased sales to residential and small commercial and industrial customers, including weather-related electric sales, higher average costs for purchased power and fuel, and the negative impacts of customer choice primarily in the ComEd service territory. Partially offsetting these items were lower interest costs, lower depreciation rates at ComEd and lower taxes other than income related to refunds and tax settlements at both PECO and ComEd.

Cooling degree-days for the second quarter of 2003 in the ComEd service territory were down 63% relative to the same period in 2002 and 49% below normal. In the PECO service territory, cooling degree-days were down 40% compared with 2002 and 21% below normal. Retail GWh deliveries decreased 5.4% for ComEd, with an 11.9% decrease in deliveries to the residential customer class reflecting fewer cooling degree-days. PECO's retail GWh deliveries decreased 3.1% overall, including a 7.9% decrease in total deliveries to residential customers. Energy Delivery's second quarter 2003 revenues were $2,322 million, down 6% from $2,476 million in 2002. Energy Delivery's second quarter 2003 fuel and purchased power expense was $986 million, down 2% from $1,011 million in 2002. The impact of the cooler weather decreased Energy Delivery's second quarter 2003 earnings by approximately $0.12 per share relative to 2002 and $0.06 per share relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Second quarter 2003 reported net income of $142 million exceeded 2002 net income of $84 million by $58 million. Net income for the latest quarter includes a $32 million (before tax) unrealized mark-to-market gain from non-trading activities driven by higher forward fuel prices relative to our position as compared with the end of the first quarter 2003.

Generation's second quarter 2003 revenue was $1,886 million, compared with second quarter 2002 revenue of $1,559 million. The revenue increase reflects higher energy market sales volumes, higher power prices and the 2002 acquisitions of the New England plants and two Texas plants. Energy sales volumes, exclusive of trading volumes, totaled 54,318 GWhs in the second quarter of 2003 compared with 50,238 GWhs in second quarter 2002.

Operating and maintenance expenses were up for the quarter as $19 million of additional expenses resulting from the acquisitions of the New England and Texas plants, higher pension and postretirement benefit expense and the effects of certain new accounting treatments under FAS 143, were partially offset by lower expenses from fewer planned nuclear outages and lower bad debt and other operating expenses. The net impact of FAS 143 was neutral in the second quarter of 2003 versus a net expense impact in the second quarter 2002.

Generation's revenue net fuel increased by $80 million in second quarter 2003 over second quarter 2002 excluding the mark-to-market impact in both years. The improvement includes $31 million of incremental margin contribution from the New England and Texas plants acquired during and after the second quarter of 2002. The increase was driven by higher wholesale power prices in all regions in which Power Team operates, a higher average power price to ComEd and higher nuclear generation, offset partially by higher supply costs, including fuel and purchased power. The average realized price excluding trading activity in the second quarter of 2003 was $33.83 per MWh compared with $31.50 per MWh in 2002. Higher market prices, driven by higher market gas and oil prices, were partially offset by our hedged position during the quarter. Higher gas prices resulted in higher supply costs, including purchased power and fuel costs. Trading margins were neutral for the quarter compared with a $16 million loss in the second quarter of 2002.

Depreciation expense was $19 million lower in the second quarter 2003 versus 2002 due to the impact of FAS 143, partially offset by additional depreciation for the acquired New England and Texas plants and new capital additions.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy and infrastructure services, venture capital investments and related businesses. Enterprises' second quarter 2003 net loss was $61 million, which includes the $30 million goodwill impairment (after taxes) related to the agreement to sell certain InfraSource business segments and $23 million loss (after taxes) related to the impairment of certain Enterprises' venture capital investments. Enterprises had second quarter 2002 net income of $83 million, which included the $116 million after-tax gain on the sale of the AT&T Wireless investment. Absent that gain, Enterprises $33 million loss included $22 million of investment impairments (after taxes) and $2 million of other net asset impairments (after taxes) in the second quarter of 2002.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 30, 2003. The call-in number in the U.S. is 877/407-4094 and the international call-in number is 201-689-8037. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until August 15. The U.S. call-in number for replays is 877/660-6853 and the international call-in number is 201/612-7415. The account number is 4094 and the conference call number is 70578.

Operating Earnings

Operating earnings (pro forma), which generally exclude non-operational items as well as one-time charges or credits that are not normally associated with our ongoing operations, are provided as a complement to results provided in accordance with GAAP. Management uses such pro forma measures internally to evaluate the company's performance and manage its operations. A reconciliation of GAAP to operating earnings is included in the attachments to this release.

================================================================================

Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein as well as the items discussed in Exelon Corporation's 2002 Annual Report on Form10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon--Note 19, ComEd--Note 16, PECO--Note 18 and Generation--Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.


                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the
 Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 450,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.


                                                         EXELON CORPORATION
                                                  Consolidated Statements of Income
                                                             (unaudited)
                                                (in millions, except per share data)


                                               Three Months Ended June 30, 2003                  Three Months Ended June 30, 2002
                                            ------------------------------------------       --------------------------------------
                                                            Pro Forma                                       Pro Forma
                                             GAAP (a)      Adjustments       Pro Forma        GAAP (a)     Adjustments   Pro Forma
                                            ---------     -----------       ----------       ----------    ------------   ----------
Operating revenues                           $ 3,721             $ -          $ 3,721          $ 3,519             $ -      $ 3,519

Operating expenses
    Purchased power                              856               -              856              759               -          759
    Fuel                                         531               -              531              364               -          364
    Operating and maintenance                  1,100             (48) (b)       1,052            1,070               -        1,070
    Depreciation and amortization                275               -              275              332               -          332
    Taxes other than income                      159               -              159              181               -          181
                                            ---------     -----------       ----------       ----------    ------------   ----------

    Total operating expenses                   2,921             (48)           2,873            2,706               -        2,706
                                            ---------     -----------       ----------       ----------    ------------   ----------

Operating income                                 800              48              848              813               -          813

Other income and deductions
    Interest expense                            (220)              -             (220)            (241)              -         (241)
    Distributions on preferred securities
      of subsidiaries                            (10)              -              (10)             (11)              -          (11)
    Equity in earnings of unconsolidated
      affiliates                                  15               -               15                9               -            9
    Other, net                                     9               -                9              194            (198) (c)      (4)
                                            ---------     -----------       ----------       ----------    ------------   ----------

    Total other income and deductions           (206)              -             (206)             (49)           (198)        (247)
                                            ---------     -----------       ----------       ----------    ------------   ----------

Income before income taxes                       594              48              642              764            (198)         566

Income taxes                                     222              18              240              279             (82)         197
                                            ---------     -----------       ----------       ----------    ------------   ----------

Net income                                     $ 372            $ 30            $ 402            $ 485          $ (116)       $ 369
                                            =========     ===========       ==========       ==========    ============   ==========


Earnings per average common share
    Basic                                     $ 1.14          $ 0.09           $ 1.23           $ 1.50         $ (0.36)      $ 1.14
    Diluted                                   $ 1.14          $ 0.09           $ 1.23           $ 1.50         $ (0.36)      $ 1.14

Average common shares outstanding
    Basic                                        325                                               322
    Diluted                                      327                                               324



Effect of pro forma adjustments on earnings per average diluted common share recorded in accordance with GAAP:

    Impairment of Exelon Enterprises' InfraSource goodwill   $ (0.09)                                              $ -
    Gain on sale of investment in AT&T Wireless                    -                                              0.36
                                                            ---------                                         ---------

    Total pro forma adjustments                              $ (0.09)                                           $ 0.36
                                                            =========                                         ========


(a)  Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)  Pro forma adjustment for the impairment of Exelon Enterprises' InfraSource goodwill.

(c)  Pro forma adjustment for the sale of investment in AT&T Wireless.


                                                        EXELON CORPORATION
                                                 Consolidated Statements of Income
                                                            (unaudited)
                                               (in millions, except per share data)


                                                  Six Months Ended June 30, 2003              Six Months Ended June 30, 2002
                                                  ------------------------------              ------------------------------
                                                          Pro Forma                                   Pro Forma
                                               GAAP (a)  Adjustments     Pro Forma       GAAP (a)     Adjustments       Pro Forma
                                               --------  -----------     ---------       -------      -----------       ---------
Operating revenues                             $ 7,795       $ -          $ 7,795        $ 6,876           $ -           $ 6,876

Operating expenses
    Purchased power                              1,763         -            1,763          1,427             -             1,427
    Fuel                                         1,356         -            1,356            860             -               860
    Operating and maintenance                    2,212       (89)(b),(d)    2,123          2,137            (10)(f)        2,127
    Depreciation and amortization                  549         -              549            667             -               667
    Taxes other than income                        358         -              358            367             -               367
                                               -------    ------          -------        -------         ------          -------
    Total operating expenses                     6,238       (89)           6,149          5,458            (10)           5,448
                                               -------    ------          -------        -------         ------          -------
Operating income                                 1,557        89            1,646          1,418             10            1,428

Other income and deductions
    Interest expense                              (443)        -             (443)          (490)            -              (490)
    Distributions on preferred securities
       of subsidiaries                             (22)        -              (22)           (23)            -               (23)
    Equity in earnings of unconsolidated
       affiliates                                   33         -               33             22             -                22
    Other, net                                    (134)      187 (b),(c)       53            222           (198)(g)           24
                                               -------    ------          -------        -------         ------          -------
    Total other income and deductions             (566)      187             (379)          (269)          (198)            (467)
                                               -------    ------          -------        -------         ------          -------
Income before income taxes and cumulative
    effect of changes in accounting principles     991       276            1,267          1,149           (188)             961

Income taxes                                       370        99              469            427            (84)             343
                                               -------    ------          -------        -------         ------          -------
Income before cumulative effect of changes
    in accounting principles                       621       177              798            722           (104)             618

Cumulative effect of changes in accounting
    principles, net of income taxes                112      (112)(e)            -           (230)           230 (h)            -
                                               -------    ------          -------        -------         ------          -------
Net income                                       $ 733      $ 65            $ 798          $ 492          $ 126            $ 618
                                               =======    ======          =======        =======         ======          =======


Earnings per average common share
    Basic:
       Income before cumulative effect of
          changes in accounting principles      $ 1.92    $ 0.54           $ 2.46         $ 2.24         $(0.32)          $ 1.92
       Cumulative effect of changes in
          in accounting principles                0.34     (0.34)               -          (0.71)          0.71                -
                                               -------    ------          -------        -------         ------          -------
       Net income                               $ 2.26    $ 0.20           $ 2.46         $ 1.53         $ 0.39           $ 1.92
                                               =======    ======          =======        =======         ======          =======

    Diluted:
       Income before cumulative effect of
          changes in accounting principles      $ 1.90    $ 0.54           $ 2.44         $ 2.23         $(0.32)          $ 1.91
       Cumulative effect of changes in
          in accounting principles                0.34     (0.34)               -          (0.71)          0.71                -
                                               -------    ------          -------        -------         ------          -------
       Net income                               $ 2.24    $ 0.20           $ 2.44         $ 1.52         $ 0.39           $ 1.91
                                               =======    ======          =======        =======         ======          =======

Average common shares outstanding
    Basic                                          324                                       322
    Diluted                                        327                                       324



Effect of pro forma adjustments on earnings per average diluted common share recorded in accordance with GAAP:

 March 3 ComEd Settlement Agreement                      $ (0.05)                                           $ -
 Impairment of Exelon's investment in
   Sithe Energies, Inc.                                    (0.40)                                             -
 Impairment of Exelon Enterprises'
   InfraSource goodwill                                    (0.09)                                             -
 Cumulative effect of adopting SFAS No. 143                 0.34                                              -
 Employee severance costs                                      -                                          (0.04)
 Gain on sale of investment in AT&T Wireless                   -                                           0.36
 Cumulative effect of adopting SFAS No. 141
   and SFAS No. 142                                            -                                          (0.71)
                                                         -------                                        -------
 Total pro forma adjustments                             $ (0.20)                                       $ (0.39)
                                                         =======                                        =======

(a)  Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)  Pro forma adjustment for the March 3 ComEd Settlement Agreement.

(c)  Pro forma adjustment for the impairment of Exelon's investment in Sithe Energies, Inc.

(d)  Pro forma adjustment for the impairment of Exelon Enterprises' InfraSource goodwill.

(e)  Pro forma  adjustment for the cumulative  effect of adopting SFAS No. 143.

(f)  Pro forma  adjustment for severance  costs of $10 million  pre-tax  primarily  related to executive  severance.  Not all of the severance expense was tax deductible.

(g)  Pro forma adjustment for the sale of investment in AT&T Wireless.

(h)  Pro forma  adjustment for the  cumulative  effect of adopting SFAS No. 141 and SFAS No. 142 reflecting the impairment of Exelon
     Enterprises' goodwill and the benefit of AmerGen's negative goodwill.

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
      Three Months Ended June 30, 2003 vs. Three Months Ended June 30, 2002

2002 Earnings per Diluted Share                                      $ 1.50

        2002 Pro Forma Adjustments:
              Gain on the Sale of Investment in AT&T Wireless (1)     (0.36)
                                                                     ------

2002 Pro Forma Earnings                                                1.14

        Year Over Year Effects on Earnings:
              Lower Energy Margins - Weather Impact (2)               (0.12)
              Higher Energy Margins - Other (3)                        0.12
              Lower Interest Expense (4)                               0.04
              Lower Taxes Other Than Income (5)                        0.04
              Increase in Effective Tax Rate (6)                      (0.03)
              Higher Investment Income (7)                             0.02
              Lower Depreciation and Amortization Expense (8)          0.02
                                                                     ------


2003 Pro Forma Earnings                                                1.23

        2003 Pro Forma Adjustments:
              Impairment of InfraSource Goodwill (9)                  (0.09)
                                                                     ------

2003 Earnings per Diluted Share                                      $ 1.14
                                                                     ======

(1) Gain on Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia.

(2) Primarily related to cooler spring weather in 2003 versus 2002. Cooling degree-days in the ComEd and PECO service territories were 63% and 40% lower, respectively, in the second quarter of 2003 as compared to the same period in the prior year.

(3) Reflects increased market sales and favorable mark-to-market activity at Generation partially offset by decreased revenue primarily at ComEd due to customer choice.

(4) Reflects refinancing of existing debt at lower interest rates, partially offset by debt incurred related to acquisitions during 2002.

(5) Taxes Other Than Income was lower due to a favorable agreement reached by PECO in 2003 related to sale and use tax.

(6) The effective tax rate increased from 36.5% in the second quarter of 2002 to 37.4% in the second quarter of 2003.

(7) Primarily reflects write-downs of communication and energy-related investments at Enterprises in 2002 and higher investment income related to nuclear decommissioning trust funds in 2003, partially offset by an impairment of communication and energy-related investments of Enterprises in 2003.

(8) Depreciation and amortization expense, excluding SFAS No. 143, decreased primarily due to lower depreciation rates and lower recoverable transition cost amortization at ComEd, partially offset by increased depreciation related to higher depreciable plant balances, reflecting Generation's plant acquisitions in 2002, and higher CTC amortization at PECO.

(9) Reflects an impairment of goodwill related to InfraSource, Inc. The net assets of certain businesses of InfraSource, Inc. were classified as held for sale during the second quarter of 2003.

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
        Six Months Ended June 30, 2003 vs. Six Months Ended June 30, 2002

2002 Earnings per Diluted Share                                      $ 1.52

        2002 Pro Forma Adjustments:
              Cumulative Effect of Adopting SFAS No. 142               0.71
              Gain on the Sale of Investment in AT&T Wireless (1)     (0.36)
              Severance (2)                                            0.04
                                                                     ------

2002 Pro Forma Earnings                                                1.91

        Year Over Year Effects on Earnings:
              Higher Energy Margins - Rate Changes (3)                 0.14
              Higher Energy Margins - Weather Impact (4)               0.02
              Higher Energy Margins - Other (5)                        0.18
              Lower Interest Expense (6)                               0.09
              Higher Investment Income (7)                             0.07
              Lower Depreciation and Amortization Expense (8)          0.05
              Other                                                   (0.02)
                                                                     ------


2003 Pro Forma Earnings                                                2.44

        2003 Pro Forma Adjustments:
              Impairment of Investment in Sithe Energies, Inc. (9)    (0.40)
              Cumulative Effect of Adopting SFAS No. 143               0.34
              Impairment of InfraSource Goodwill (10)                 (0.09)
              March 3 ComEd Settlement Agreement (11)                 (0.05)
                                                                     ------

2003 Earnings per Diluted Share                                      $ 2.24
                                                                     ======

(1) Gain on Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia.

(2) Executive severance partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance was not tax deductible. As a result, the after-tax impact on earnings was $0.04 per share.

(3) Reflects increased CTC collections by ComEd due to an increase in customer shopping and changes in the wholesale market price of electricity, net of increased mitigation factors. The decrease in wholesale prices also resulted in a decrease in revenue from ComEd's PPO customers.

(4) Primarily related to colder winter weather in 2003 as compared to 2002, partially offset by cooler spring weather in 2003 as compared to 2002. Heating degree-days in the ComEd and PECO service territories were 13% and 34% higher, respectively, during the first six months of 2003 as compared to the same period in 2002. Cooling degree-days in the ComEd and PECO service territories were 63% and 40% lower, respectively, during the first six months of 2003 as compared to the same period in 2002.

(5) Reflects increased market sales at Generation partially offset by decreased revenue primarily at ComEd due to customer choice.

(6) Reflects refinancing of existing debt at lower interest rates, partially offset by debt incurred related to acquisitions during 2002.

(7) Primarily reflects write-downs of communication and energy-related investments at Enterprises in 2002 and higher investment income related to nuclear decommissioning trust funds in 2003, partially offset by an impairment of communication and energy-related investments of Enterprises in 2003.

(8) Depreciation and amortization expense, excluding SFAS No. 143, was lower primarily due to lower depreciation rates and lower recoverable transition cost amortization at ComEd, partially offset by increased depreciation related to higher depreciable plant balances, reflecting Generation's plant acquisitions in 2002, and higher CTC amortization at PECO.

(9) Impairment of the investment held by Generation in Sithe Energies, Inc. recorded in the first quarter of 2003.

(10) Reflects an impairment of goodwill related to InfraSource, Inc. The net assets of certain businesses of InfraSource, Inc. were classified as held for sale during the second quarter of 2003.

(11) Agreement reached by ComEd and various Illinois suppliers, customers, and governmental parties regarding several matters affecting ComEd's rates for electric service during the first quarter of 2003.

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                           Three Months Ended June 30, 2003
                                              --------------------------------------------------------------------------------------
                                               Energy                                                                      Exelon
                                              Delivery          Generation        Enterprises         Corp/Elim         Consolidated
                                              --------          ----------        -----------         ---------         ------------
Operating revenues                             $ 2,322             $ 1,886             $ 443             $ (930)           $ 3,721

Operating expenses
    Purchased power                                919                 800                49               (912)               856
    Fuel                                            67                 348               117                 (1)               531
    Operating and maintenance                      342                 451               322                (15)             1,100
    Depreciation and amortization                  213                  46                10                  6                275
    Taxes other than income                        115                  40                 2                  2                159
                                               -------             -------             -----             ------            -------

    Total operating expenses                     1,656               1,685               500               (920)             2,921
                                               -------             -------             -----             ------            -------

Operating income (loss)                            666                 201               (57)               (10)               800

Other income and deductions
    Interest expense                              (189)                (20)               (3)                (8)              (220)
    Distributions on preferred securities
     of subsidiaries                               (10)                  -                 -                  -                (10)
    Equity in earnings (losses) of
     unconsolidated affiliates                       -                  18                (1)                (2)                15
    Other, net                                      14                  34               (34)                (5)                 9
                                               -------             -------             -----             ------            -------

    Total other income and deductions             (185)                 32               (38)               (15)              (206)
                                               -------             -------             -----             ------            -------

Income (loss) before income taxes                  481                 233               (95)               (25)               594

Income taxes                                       190                  91               (34)               (25)               222
                                               -------             -------             -----             ------            -------

Net income (loss)                                $ 291               $ 142             $ (61)               $ -              $ 372
                                               =======             =======             =====             ======            =======




                                                                           Three Months Ended June 30, 2002
                                              --------------------------------------------------------------------------------------
                                               Energy                                                                      Exelon
                                              Delivery          Generation        Enterprises         Corp/Elim         Consolidated
                                              --------          ----------        -----------         ---------         ------------

Operating revenues                             $ 2,476             $ 1,559             $ 476             $ (992)           $ 3,519

Operating expenses
    Purchased power                                958                 705                56               (960)               759
    Fuel                                            53                 224                82                  5                364
    Operating and maintenance                      351                 411               334                (26)             1,070
    Depreciation and amortization                  242                  65                17                  8                332
    Taxes other than income                        136                  41                 2                  2                181
                                               -------             -------             -----             ------            -------

    Total operating expenses                     1,740               1,446               491               (971)             2,706
                                               -------             -------             -----             ------            -------

Operating income (loss)                            736                 113               (15)               (21)               813

Other income and deductions
    Interest expense                              (218)                (11)               (3)                (9)              (241)
    Distributions on preferred securities
     of subsidiaries                               (11)                  -                 -                  -                (11)
    Equity in earnings (losses) of
     unconsolidated affiliates                       -                   9                 2                 (2)                 9
    Other, net                                      15                  24               158                 (3)               194
                                               -------             -------             -----             ------            -------

    Total other income and deductions             (214)                 22               157                (14)               (49)
                                               -------             -------             -----             ------            -------

Income (loss) before income taxes                  522                 135               142                (35)               764

Income taxes                                       200                  51                59                (31)               279
                                               -------             -------             -----             ------            -------

Net income (loss)                                $ 322                $ 84              $ 83               $ (4)             $ 485
                                               =======             =======             =====             ======            =======

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                              Six Months Ended June 30, 2003
                                              --------------------------------------------------------------------------------------
                                               Energy                                                                    Exelon
                                              Delivery          Generation         Enterprises         Corp/Elim       Consolidated
                                              --------          ----------         -----------         ---------       ------------
Operating revenues                             $ 4,964             $ 3,765            $ 1,022           $ (1,956)        $ 7,795

Operating expenses
   Purchased power                               1,918               1,642                113             (1,910)          1,763
   Fuel                                            257                 706                392                  1           1,356
   Operating and maintenance                       744                 943                575                (50)          2,212
   Depreciation and amortization                   427                  91                 20                 11             549
   Taxes other than income                         258                  88                  6                  6             358
                                               -------             -------            -------           --------         -------

   Total operating expenses                      3,604               3,470              1,106             (1,942)          6,238
                                               -------             -------            -------           --------         -------

Operating income (loss)                          1,360                 295                (84)               (14)          1,557

Other income and deductions
   Interest expense                               (383)                (38)                (5)               (17)           (443)
   Distributions on preferred securities
      of subsidiaries                              (22)                  -                  -                  -             (22)
   Equity in earnings (losses) of
      unconsolidated affiliates                      -                  37                  1                 (5)             33
   Other, net                                       43                (134)               (37)                (6)           (134)
                                               -------             -------            -------           --------         -------

   Total other income and deductions              (362)               (135)               (41)               (28)           (566)
                                               -------             -------            -------           --------         -------

Income (loss) before income taxes and
    cumulative effect of change in
    accounting principle                           998                 160               (125)               (42)            991

Income taxes                                       382                  71                (47)               (36)            370
                                               -------             -------            -------           --------         -------

Income (loss) before cumulative effect of
   change in accounting principle                  616                  89                (78)                (6)            621

Cumulative effect of change in accounting
   principle, net of income taxes                    5                 108                 (1)                 -             112
                                               -------             -------            -------           --------         -------

Net income (loss)                                $ 621               $ 197              $ (79)              $ (6)          $ 733
                                               =======             =======            =======           ========         =======







                                                                              Six Months Ended June 30, 2002
                                              --------------------------------------------------------------------------------------
                                               Energy                                                                    Exelon
                                              Delivery          Generation         Enterprises         Corp/Elim       Consolidated
                                              --------          ----------         -----------         ---------       ------------
Operating revenues                             $ 4,811             $ 3,020              $ 966           $ (1,921)        $ 6,876

Operating expenses
   Purchased power                               1,846               1,323                108             (1,850)          1,427
   Fuel                                            188                 433                234                  5             860
   Operating and maintenance                       724                 844                634                (65)          2,137
   Depreciation and amortization                   489                 128                 35                 15             667
   Taxes other than income                         268                  90                  5                  4             367
                                               -------             -------            -------           --------         -------

   Total operating expenses                      3,515               2,818              1,016             (1,891)          5,458
                                               -------             -------            -------           --------         -------

Operating income (loss)                          1,296                 202                (50)               (30)          1,418

Other income and deductions
   Interest expense                               (439)                (28)                (8)               (15)           (490)
   Distributions on preferred securities
     of subsidiaries                               (23)                  -                  -                  -             (23)
   Equity in earnings (losses) of
     unconsolidated affiliates                       -                  32                 (5)                (5)             22
   Other, net                                       30                  40                158                 (6)            222
                                               -------             -------            -------           --------         -------

   Total other income and deductions              (432)                 44                145                (26)           (269)
                                               -------             -------            -------           --------         -------

Income (loss) before income taxes and
    cumulative effect of change in
    accounting principle                           864                 246                 95                (56)          1,149

Income taxes                                       326                  96                 40                (35)            427
                                               -------             -------            -------           --------         -------

Income (loss) before cumulative effect of
   change in accounting principle                  538                 150                 55                (21)            722

Cumulative effect of change in accounting
   principle, net of income taxes                    -                  13               (243)                 -            (230)
                                               -------             -------            -------           --------         -------

Net income (loss)                                $ 538               $ 163             $ (188)             $ (21)          $ 492
                                               =======             =======            =======           ========         =======


                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                             (unaudited)
                                                            (in millions)

                                                                                  Energy Delivery
                                                  ------------------------------------------------------------------------------
                                                       Three Months Ended June 30,              Six Months Ended June 30,
                                                  -----------------------------------       ------------------------------------
                                                      2003       2002       Variance            2003        2002      Variance
                                                  ---------  ----------  ------------       ---------   ----------  ------------
Operating revenues                                 $ 2,322    $ 2,476     $ (154)            $ 4,964     $ 4,811      $ 153

Operating expenses
   Purchased power                                     919        958        (39)              1,918       1,846         72
   Fuel                                                 67         53         14                 257         188         69
   Operating and maintenance                           342        351         (9)                744         724         20
   Depreciation and amortization                       213        242        (29)                427         489        (62)
   Taxes other than income                             115        136        (21)                258         268        (10)
                                                   -------    -------     ------             -------     -------      -----
   Total operating expenses                          1,656      1,740        (84)              3,604       3,515         89
                                                   -------    -------     ------             -------     -------      -----

Operating income                                       666        736        (70)              1,360       1,296         64

Other income and deductions
   Interest expense                                   (189)      (218)        29                (383)       (439)        56
   Distributions on preferred securities
     of subsidiaries                                   (10)       (11)         1                 (22)        (23)         1
   Other, net                                           14         15         (1)                 43          30         13
                                                   -------    -------     ------             -------     -------      -----
   Total other income and deductions                  (185)      (214)        29                (362)       (432)        70
                                                   -------    -------     ------             -------     -------      -----
Income before income taxes and cumulative effect
    of change in accounting principle                  481        522        (41)                998         864        134

Income taxes                                           190        200        (10)                382         326         56
                                                   -------    -------     ------             -------     -------      -----
Income before cumulative effect of change in
   accounting principle                                291        322        (31)                616         538         78

Cumulative effect of change in accounting
   principle, net of income taxes                        -          -          -                   5           -          5
                                                   -------    -------     ------             -------     -------      -----

Net income                                           $ 291      $ 322      $ (31)              $ 621       $ 538       $ 83
                                                   =======    =======     ======             =======     =======      =====




                                                                                   Generation
                                                  ------------------------------------------------------------------------------
                                                      Three Months Ended June 30,                Six Months Ended June 30,
                                                  -----------------------------------       ------------------------------------
                                                      2003       2002       Variance            2003        2002      Variance
                                                  ---------  ----------  ------------       ---------   ----------  ------------
Operating revenues                                 $ 1,886    $ 1,559      $ 327             $ 3,765     $ 3,020      $ 745

Operating expenses
   Purchased power                                     800        705         95               1,642       1,323        319
   Fuel                                                348        224        124                 706         433        273
   Operating and maintenance                           451        411         40                 943         844         99
   Depreciation and amortization                        46         65        (19)                 91         128        (37)
   Taxes other than income                              40         41         (1)                 88          90         (2)
                                                   -------    -------     ------             -------     -------      -----
   Total operating expenses                          1,685      1,446        239               3,470       2,818        652
                                                   -------    -------     ------             -------     -------      -----

Operating income                                       201        113         88                 295         202         93

Other income and deductions
   Interest expense                                    (20)       (11)        (9)                (38)        (28)       (10)
   Equity in earnings of unconsolidated affiliates      18          9          9                  37          32          5
   Other, net                                           34         24         10                (134)         40       (174)
                                                   -------    -------     ------             -------     -------      -----
   Total other income and deductions                    32         22         10                (135)         44       (179)
                                                   -------    -------     ------             -------     -------      -----
Income before income taxes and cumulative effect
    of changes in accounting principles                233        135         98                 160         246        (86)

Income taxes                                            91         51         40                  71          96        (25)
                                                   -------    -------     ------             -------     -------      -----
Income before cumulative effect of changes in
   accounting principles                               142         84         58                  89         150        (61)

Cumulative effect of changes in accounting
   principles, net of income taxes                       -          -          -                 108          13         95
                                                   -------    -------     ------             -------     -------      -----

Net income                                           $ 142       $ 84       $ 58               $ 197       $ 163       $ 34
                                                   =======    =======     ======             =======     =======      =====



                                                       EXELON CORPORATION
                                         Business Segment Comparative Income Statements
                                                          (unaudited)
                                                         (in millions)

                                                                                    Enterprises
                                                  ----------------------------------------------------------------------------
                                                      Three Months Ended June 30,              Six Months Ended June 30,
                                                  ---------------------------------     --------------------------------------
                                                   2003        2002       Variance         2003        2002          Variance
                                                  -------   --------   ------------     --------     --------       ----------
Operating revenues                                $ 443       $ 476       $ (33)         $ 1,022       $ 966         $ 56

Operating expenses
  Purchased power                                    49          56          (7)             113         108            5
  Fuel                                              117          82          35              392         234          158
  Operating and maintenance                         322         334         (12)             575         634          (59)
  Depreciation and amortization                      10          17          (7)              20          35          (15)
  Taxes other than income                             2           2           -                6           5            1
                                                  -----        ----      ------            -----      ------        -----
  Total operating expenses                          500         491           9            1,106       1,016           90
                                                  -----        ----      ------            -----      ------        -----

Operating income (loss)                             (57)        (15)        (42)             (84)        (50)         (34)

Other income and deductions
  Interest expense                                   (3)         (3)          -               (5)         (8)           3
  Equity in earnings (losses) of
     unconsolidated affiliates                       (1)          2          (3)               1          (5)           6
  Other, net                                        (34)        158        (192)             (37)        158         (195)
                                                  -----        ----      ------            -----      ------        -----

  Total other income and deductions                 (38)        157        (195)             (41)        145         (186)
                                                  -----        ----      ------            -----      ------        -----

Income (loss) before income taxes and cumulative
   effect of changes in accounting principles       (95)        142        (237)            (125)         95         (220)

Income taxes                                        (34)         59         (93)             (47)         40          (87)
                                                  -----        ----      ------            -----      ------        -----

Income (loss) before cumulative effect of
  changes in accounting principles                  (61)         83        (144)             (78)         55         (133)

Cumulative effect of changes in accounting
  principles, net of income taxes                     -           -           -               (1)       (243)         242
                                                  -----        ----      ------            -----      ------        -----

Net income (loss)                                 $ (61)       $ 83      $ (144)           $ (79)     $ (188)       $ 109
                                                  =====        ====      ======            =====      ======        =====



                                                                           Corporate and Eliminations
                                                  ----------------------------------------------------------------------------
                                                      Three Months Ended June 30,              Six Months Ended June 30,
                                                  ---------------------------------     --------------------------------------
                                                   2003        2002       Variance         2003        2002          Variance
                                                  -------   --------   ------------     --------     --------       ----------
Operating revenues                                $(930)     $ (992)       $ 62         $ (1,956)   $ (1,921)       $ (35)

Operating expenses
  Purchased power                                  (912)       (960)         48           (1,910)     (1,850)         (60)
  Fuel                                               (1)          5          (6)               1           5           (4)
  Operating and maintenance                         (15)        (26)         11              (50)        (65)          15
  Depreciation and amortization                       6           8          (2)              11          15           (4)
  Taxes other than income                             2           2           -                6           4            2
                                                  -----        ----      ------            -----      ------        -----
  Total operating expenses                         (920)       (971)         51           (1,942)     (1,891)         (51)
                                                  -----        ----      ------            -----      ------        -----

Operating income (loss)                             (10)        (21)         11              (14)        (30)          16

Other income and deductions
  Interest expense                                   (8)         (9)          1              (17)        (15)          (2)
  Equity in earnings (losses) of
   unconsolidated affiliates                         (2)         (2)          -               (5)         (5)           -
  Other, net                                         (5)         (3)         (2)              (6)         (6)           -
                                                  -----        ----      ------            -----      ------        -----

  Total other income and deductions                 (15)        (14)         (1)             (28)        (26)          (2)
                                                  -----        ----      ------            -----      ------        -----

Income (loss) before income taxes                   (25)        (35)         10              (42)        (56)          14

Income taxes                                        (25)        (31)          6              (36)        (35)          (1)
                                                  -----        ----      ------            -----      ------        -----

Net income (loss)                                   $ -        $ (4)        $ 4             $ (6)      $ (21)        $ 15
                                                  =====        ====      ======            =====      ======        =====


                                      EXELON CORPORATION
                                  Consolidated Balance Sheets
                                          (unaudited)
                                         (in millions)

                                                                   June 30,          December 31,
                                                                    2003                2002
                                                                  ---------         --------------
Current assets
    Cash and cash equivalents                                     $    464           $    469
    Restricted cash                                                    425                396
    Accounts receivable, net
       Customers                                                     1,903              2,076
       Other                                                           246                284
    Receivable from unconsolidated affiliate                            --                 39
    Inventories - fossil fuel                                          172                175
    Inventories - materials and supplies                               309                306
    Other                                                              579                380
    Assets held for sale                                               352                 --
                                                                  --------           --------
         Total current assets                                        4,450              4,125
                                                                  --------           --------

Property, plant and equipment, net                                  20,323             17,126

Deferred debits and other assets
    Regulatory assets                                                5,414              5,993
    Nuclear decommissioning trust funds                              3,316              3,053
    Investments                                                      1,189              1,403
    Goodwill                                                         4,735              4,992
    Other                                                              861                793
                                                                  --------           --------
         Total deferred debits and other assets                     15,515             16,234
                                                                  --------           --------
Total assets                                                      $ 40,288           $ 37,485
                                                                  ========           ========

Liabilities and shareholders' equity
Current liabilities
    Notes payable                                                 $    581           $    681
    Notes payable to unconsolidated affiliate                          326                534
    Long-term debt due within one year                               2,391              1,402
    Accounts payable                                                 1,762              1,607
    Accrued expenses                                                 1,205              1,354
    Other                                                              283                296
    Liabilities held for sale                                           81                 --
                                                                  --------           --------

         Total current liabilities                                   6,629              5,874
                                                                  --------           --------

Long-term debt                                                      12,480             13,127
Mandatorily redeemable preferred securities                            100                 --

Deferred credits and other liabilities
    Deferred income taxes                                            3,973              3,702
    Unamortized investment tax credits                                 295                301
    Nuclear decommissioning liability for retired plants              --                1,395
    Asset retirement obligation                                      2,444               --
    Pension obligation                                               1,747              1,959
    Non-pension postretirement benefits obligation                     943                877
    Spent nuclear fuel obligation                                      863                858
    Regulatory liabilities                                             810               --
    Other                                                            1,037                978
                                                                  --------           --------
         Total deferred credits and other liabilities               12,112             10,070
                                                                  --------           --------

Minority interest of consolidated subsidiaries                          79                 77

Preferred securities of subsidiaries                                   510                595

Shareholders' equity
    Common stock                                                     7,169              7,059
    Deferred compensation                                             --                   (1)
    Retained earnings                                                2,475              2,042
    Accumulated other comprehensive income (loss)                   (1,266)            (1,358)
                                                                  --------           --------
         Total shareholders' equity                                  8,378              7,742
                                                                  --------           --------
Total liabilities and shareholders' equity                        $ 40,288           $ 37,485
                                                                  ========           ========


                                                         EXELON CORPORATION
                                                Consolidated Statements of Cash Flows
                                                             (unaudited)
                                                            (in millions)


                                                                                                           Six Months Ended
                                                                                                               June 30,
                                                                                                    ------------------------------
                                                                                                        2003                2002
                                                                                                    -----------         ----------
 Cash flows from operating activities
    Net income                                                                                         $ 733               $ 492
    Adjustments to reconcile net income to net cash flows
      provided by operating activities:
         Depreciation, amortization and accretion, including nuclear fuel                                846                 848
         Cumulative effect of changes in accounting principles (net of income taxes)                    (112)                230
         Gain on sale of investments                                                                       -                (199)
         Provision for uncollectible accounts                                                             43                  67
         Deferred income taxes                                                                          (100)                (10)
         Equity in earnings of unconsolidated affiliates                                                 (33)                (22)
         Impairment of investments                                                                       238                  38
         Impairment of goodwill and long-lived assets                                                     53                   -
         Net realized (gains) losses on nuclear decommissioning trust funds                              (12)                 21
         Other operating activities                                                                       12                  40
         Changes in assets and liabilities:
             Accounts receivable                                                                          66                (281)
             Inventories                                                                                 (16)                 (3)
             Accounts payable, accrued expenses and other current liabilities                            (62)                364
             Changes in payables and receivables from unconsolidated affiliates                           19                  12
             Other current assets                                                                       (214)               (143)
             Deferred energy costs                                                                       (24)                 49
             Pension and non-pension postretirement benefits obligations                                (146)                 10
             Other noncurrent assets and liabilities                                                       1                 125
                                                                                                     -------             -------
 Net cash flows provided by operating activities                                                       1,292               1,638
                                                                                                     -------             -------

 Cash flows from investing activities
    Capital expenditures                                                                              (1,019)             (1,028)
    Proceeds from liquidated damages                                                                      86                   -
    Proceeds from nuclear decommissioning trust funds                                                  1,262                 889
    Investment in nuclear decommissioning trust funds                                                 (1,368)               (943)
    Note receivable from unconsolidated affiliate                                                         35                 (75)
    Proceeds from sale of investments                                                                      6                 285
    Acquisition of generating plants                                                                       -                (443)
    Other investing activities                                                                            11                  47
                                                                                                     -------             -------
 Net cash flows used in investing activities                                                            (987)             (1,268)
                                                                                                     -------             -------

 Cash flows from financing activities
    Issuance of long-term debt                                                                         1,813                 701
    Retirement of long-term debt                                                                      (1,479)               (697)
    Change in short-term debt                                                                           (100)                110
    Issuance of preferred securities of subsidiaries                                                     300                   -
    Retirement of preferred securities of subsidiaries                                                  (300)                  -
    Dividends paid on common stock                                                                      (285)               (280)
    Payment on acquisition note payable to Sithe Energies, Inc.                                         (210)                  -
    Proceeds from employee stock plans                                                                    91                  60
    Change in restricted cash                                                                            (29)                (26)
    Other financing activities                                                                           (85)                (10)
                                                                                                     -------             -------
 Net cash flows used in financing activities                                                            (284)               (142)
                                                                                                     -------             -------

 Increase in cash and cash equivalents                                                                    21                 228
 Cash and cash equivalents at beginning of period                                                        469                 485
                                                                                                     -------             -------
 Cash and cash equivalents including cash classified as held for sale                                    490                 713
 Cash classified as held for sale on the consolidated balance sheet                                      (26)                  -
                                                                                                     -------             -------
 Cash and cash equivalents at end of period                                                            $ 464               $ 713
                                                                                                     =======             =======

                                                   EXELON CORPORATION
                                                Electric Sales Statistics


                                                                          Three Months Ended June 30,
                                                                     ----------------------------------
(in GWhs)                                                               2003                    2002            % Change
-------------------------------------------------------              ------------           -----------       ------------
Supply
------
Nuclear, excluding AmerGen                                             29,619                  28,776              2.9%
Purchased Power - Generation (a)                                       19,344                  17,978              7.6%
Fossil, excluding Sithe Energies, and Hydro (b)                         5,355                   3,484             53.7%
                                                                    ---------               ---------
   Power Team Supply                                                   54,318                  50,238 (c)          8.1%
Purchased Power - Other                                                   234                     157             49.0%
                                                                    ---------               ---------
   Total Electric Supply Available for Sale                            54,552                  50,395              8.2%
Less:  Line Loss and Company Use                                       (1,655)                 (2,175)           (23.9%)
                                                                    ---------               ---------
   Total Supply                                                        52,897                  48,220              9.7%
                                                                    =========               =========

Energy Sales
------------
Retail Sales (d)                                                       29,198                  30,670             (4.8%)
Power Team Market Sales (a)                                            27,449                  20,589             33.3%
Interchange Sales and Sales to Other Utilities                            575                     514             11.9%
                                                                    ---------               ---------
                                                                       57,222                  51,773             10.5%
Less: Distribution Only Sales                                          (4,325)                 (3,553)            21.7%
                                                                    ---------               ---------
   Total Energy Sales                                                  52,897                  48,220              9.7%
                                                                    =========               =========

                                                                           Six Months Ended June 30,
                                                                     ----------------------------------
(in GWhs)                                                               2003                    2002            % Change
-------------------------------------------------------              ------------           -----------       ------------
Supply
------
Nuclear, excluding AmerGen                                             58,949                  56,309              4.7%
Purchased Power - Generation (a)                                       39,373                  36,071              9.2%
Fossil, excluding Sithe Energies, and Hydro (b)                        10,405                   6,182             68.3%
                                                                    ---------               ---------
   Power Team Supply                                                  108,727                  98,562 (c)         10.3%
Purchased Power - Other                                                   428                     325             31.7%
                                                                    ---------               ---------
   Total Electric Supply Available for Sale                           109,155                  98,887             10.4%
Less:  Line Loss and Company Use                                       (3,677)                 (4,208)           (12.6%)
                                                                    ---------               ---------
   Total Supply                                                       105,478                  94,679             11.4%
                                                                    =========               =========


Energy Sales
------------
Retail Sales (d)                                                       61,405                  60,584              1.4%
Power Team Market Sales (a)                                            51,264                  39,913             28.4%
Interchange Sales and Sales to Other Utilities                          1,272                   1,254              1.4%
                                                                    ---------               ---------
                                                                      113,941                 101,751             12.0%
Less: Distribution Only Sales                                          (8,463)                 (7,072)            19.7%
                                                                    ---------               ---------
   Total Energy Sales                                                 105,478                  94,679             11.4%
                                                                    =========               =========




(a)  Purchased  power and market sales do not include  trading  volume of 7,919 GWhs and 8,566 GWhs for the three months ended June 30, 2003 and 2002,  respectively  and 17,446 GWhs and 22,805 GWhs for the six months ended June 30, 2003 and 2002, respectively.

(b)  Includes  supply from the  acquisition of Exelon New England in November 2002 and plants acquired from TXU in April
     2002.

(c)  Certain reallocations have been made.

(d)  Includes  Exelon  Energy  sales of 1,175 GWhs and 1,221  GWhs for the three  months  ended June 30,  2003 and 2002, respectively, and 2,437 GWhs and 2,326 GWhs for the six months ended June 30, 2003 and 2002, respectively.

                                                        EXELON CORPORATION
                                                 Energy Delivery Sales Statistics
                                                For the Three Months Ended June 30,


                                                                   ComEd                                     PECO
                                                ------------------------------------      ---------------------------------------
Electric Deliveries (GWh)                          2003         2002      % Change             2003           2002      % Change
-------------------------                       ------------------------------------      ---------------------------------------
Bundled Deliveries (a)
    Residential                                    5,163        5,862      (11.9%)           2,274            2,115        7.5%
    Small Commercial & Industrial                  5,114        5,600       (8.7%)           1,532            1,881      (18.6%)
    Large Commercial & Industrial                  1,683        2,122      (20.7%)           3,695            3,927       (5.9%)
    Public Authorities & Electric Railroads        1,333        1,685      (20.9%)             222              200       11.0%
                                               ---------    ---------                      -------          -------
    Total Bundled Deliveries                      13,293       15,269      (12.9%)           7,723            8,123       (4.9%)
                                               ---------    ---------                      -------          -------

Unbundled Deliveries (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       (c)          (c)                         186              557      (66.6%)
    Small Commercial & Industrial                  1,257        1,177        6.8%              323                2        n.m.
    Large Commercial & Industrial                  2,128        1,622       31.2%              192               13        n.m.
    Public Authorities & Electric Railroads          247          181       36.5%                -                -
                                               ---------    ---------                      -------          -------
                                                   3,632        2,980       21.9%              701              572       22.6%
                                               ---------    ---------                      -------          -------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                    869          839        3.6%
    Large Commercial & Industrial                  1,318        1,392       (5.3%)
    Public Authorities & Electric Railroads          531          274       93.8%
                                               ---------    ---------
                                                   2,718        2,505        8.5%
                                               ---------    ---------                      -------          -------
    Total Unbundled Deliveries                     6,350        5,485       15.8%              701              572       22.6%
                                               ---------    ---------                      -------          -------
        Total Retail Deliveries                   19,643       20,754       (5.4%)           8,424            8,695       (3.1%)
                                               =========    =========                      =======          =======
Gas Deliveries (mmcf) (PECO only)                                                           15,001           14,286        5.0%
---------------------------------                                                          =======          =======

Revenue (in millions)
---------------------
Bundled Electric Revenue (a)
    Residential                                  $ 471.7      $ 523.4       (9.9%)         $ 296.8          $ 278.1        6.7%
    Small Commercial & Industrial                  404.9        445.1       (9.0%)           180.2            224.2      (19.6%)
    Large Commercial & Industrial                   84.2        115.7      (27.2%)           267.1            288.1       (7.3%)
    Public Authorities & Electric Railroads         81.0        101.6      (20.3%)            20.5             18.9        8.5%
                                               ---------    ---------                      -------          -------

    Total Bundled Electric Revenue               1,041.8      1,185.8      (12.1%)           764.6            809.3       (5.5%)
                                               ---------    ---------                      -------          -------

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       (c)          (c)                        14.0             42.0      (66.7%)
    Small Commercial & Industrial                   31.9         30.2        5.6%             16.8              0.1        n.m.
    Large Commercial & Industrial                   43.2         31.8       35.8%              5.1              0.4        n.m.
    Public Authorities & Electric Railroads          7.4          5.4       37.0%                -                -
                                               ---------    ---------                      -------          -------
                                                    82.5         67.4       22.4%             35.9             42.5      (15.5%)
                                               ---------    ---------                      -------          -------
PPO (ComEd Only)
----------------
    Small Commercial & Industrial                   59.0         55.0        7.3%
    Large Commercial & Industrial                   72.3         76.1       (5.0%)
    Public Authorities & Electric Railroads         28.1         16.4       71.3%
                                               ---------    ---------
                                                   159.4        147.5        8.1%
                                               ---------    ---------                      -------          -------

    Total Unbundled Electric Revenue               241.9        214.9       12.6%             35.9             42.5      (15.5%)
                                               ---------    ---------                      -------          -------

        Total Retail Electric Revenue            1,283.7      1,400.7       (8.4%)           800.5            851.8       (6.0%)

Wholesale Electric Revenue                          21.6         26.6      (18.8%)             2.8              3.4      (17.6%)

Other Revenue                                       55.5         53.6        3.5%             47.8             55.6      (14.0%)

Gas Revenue (PECO only)                              n/a          n/a                        109.9             84.3       30.4%
                                               ---------    ---------                      -------          -------

        Total Revenues                         $ 1,360.8    $ 1,480.9       (8.1%)         $ 961.0          $ 995.1       (3.4%)
                                               =========    =========                      =======          =======


Heating and Cooling Degree-Days                   2003         2002         Normal          2003              2002       Normal
-------------------------------                ------------------------------------      ---------------------------------------
    Heating Degree-Days                            848          855         794              584              422         489
    Cooling Degree-Days                            111          301         216              250              416         316


(a)    Bundled service reflects  deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission  and  distribution of the energy.  PECO's tariffed rates also include a CTC charge.

(b)    Unbundled service reflects customers  electing to receive electric  generation service under the ComEd PPO option or from an alternative  energy supplier.  Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge.  Transmission  charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)    On May 1, 2002, all ComEd residential  customers were eligible to choose their supplier of electricity;  however, as of June 30, 2003, no alternative  electric supplier has sought approval from the Illinois Commerce  Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable
n.m. - not meaningful

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                                  For the Six Months Ended June 30,

                                                              ComEd                                     PECO
                                               ------------------------------------       ---------------------------------------
Electric Deliveries (GWh)                         2003         2002        % Change           2003          2002        % Change
-------------------------                      ------------------------------------       ---------------------------------------
Bundled Deliveries (a)
    Residential                                  12,049        12,271       (1.8%)            5,389         4,171       29.2%
    Small Commercial & Industrial                10,741        11,049       (2.8%)            3,312         3,638       (9.0%)
    Large Commercial & Industrial                 3,167         4,078      (22.3%)            7,177         7,278       (1.4%)
    Public Authorities & Electric Railroads       2,749         3,486      (21.1%)              475           393       20.9%
                                             ----------    ----------                    ----------    ----------
    Total Bundled Deliveries                     28,706        30,884       (7.1%)           16,353        15,480        5.6%
                                             ----------    ----------                    ----------    ----------

Unbundled Deliveries (b)
Alternative Energy Suppliers
----------------------------
    Residential                                      (c)           (c)                          450         1,348      (66.6%)
    Small Commercial & Industrial                 2,606         2,181       19.5%               525            99        n.m.
    Large Commercial & Industrial                 3,960         3,008       31.6%               402           116        n.m.
    Public Authorities & Electric Railroads         529           319       65.8%                 -             -
                                             ----------    ----------                    ----------    ----------
                                                  7,095         5,508       28.8%             1,377         1,563      (11.9%)
                                             ----------    ----------                    ----------    ----------
PPO (ComEd Only)
----------------
    Small Commercial & Industrial                 1,662         1,602        3.7%
    Large Commercial & Industrial                 2,750         2,703        1.7%
    Public Authorities & Electric Railroads       1,069           517      106.8%
                                             ----------    ----------
                                                  5,481         4,822       13.7%
                                             ----------    ----------                    ----------    ----------
    Total Unbundled Deliveries                   12,576        10,330       21.7%             1,377         1,563      (11.9%)
                                             ----------    ----------                    ----------    ----------
       Total Retail Deliveries                   41,282        41,214        0.2%            17,730        17,043        4.0%
                                             ==========    ==========                    ==========    ==========

Gas Deliveries (mmcf) (PECO only)                                                            54,627        45,643       19.7%
---------------------------------                                                        ==========    ==========

Revenue (in millions)
---------------------
Bundled Electric Revenue (a)
    Residential                               $ 1,017.3     $ 1,041.2       (2.3%)          $ 655.4       $ 521.5       25.7%
    Small Commercial & Industrial                 802.1         836.2       (4.1%)            374.3         412.9       (9.3%)
    Large Commercial & Industrial                 158.4         217.8      (27.3%)            533.5         532.5        0.2%
    Public Authorities & Electric Railroads       164.9         193.3      (14.7%)             42.4          37.1       14.3%
                                             ----------    ----------                    ----------    ----------
    Total Bundled Electric Revenue              2,142.7       2,288.5       (6.4%)          1,605.6       1,504.0        6.8%
                                             ----------    ----------                    ----------    ----------

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
----------------------------
    Residential                                      (c)           (c)                         31.5          96.1      (67.2%)
    Small Commercial & Industrial                  72.6          42.6       70.4%              26.6           4.8        n.m.
    Large Commercial & Industrial                  91.6          41.5      120.7%              10.9           3.3        n.m.
    Public Authorities & Electric Railroads        16.7           7.2      131.9%                 -             -
                                             ----------    ----------                    ----------    ----------
                                                  180.9          91.3       98.1%              69.0         104.2      (33.8%)
                                             ----------    ----------                    ----------    ----------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                 108.4          98.0       10.6%
    Large Commercial & Industrial                 144.1         140.2        2.8%
    Public Authorities & Electric Railroads        55.4          29.1       90.4%
                                             ----------    ----------
                                                  307.9         267.3       15.2%
                                             ----------    ----------                    ----------    ----------
    Total Unbundled Electric Revenue              488.8         358.6       36.3%              69.0         104.2      (33.8%)
                                             ----------    ----------                    ----------    ----------
       Total Retail Electric Revenue            2,631.5       2,647.1       (0.6%)          1,674.6       1,608.2        4.1%

Wholesale Electric Revenue                         50.5          50.3        0.4%               5.5           7.0      (21.4%)

Other Revenue                                     103.3          99.0        4.3%              99.3         106.8       (7.0%)

Gas Revenue (PECO only)                             n/a           n/a                         399.1         292.9       36.3%
                                             ----------    ----------                    ----------    ----------
       Total Revenues                         $ 2,785.3     $ 2,796.4       (0.4%)        $ 2,178.5     $ 2,014.9        8.1%
                                             ==========    ==========                    ==========    ==========


Heating and Cooling Degree-Days                   2003         2002         Normal            2003          2002         Normal
-------------------------------                ------------------------------------       ---------------------------------------
    Heating Degree-Days                           4,214         3,720       4,060             3,336         2,491       3,040
    Cooling Degree-Days                             111           301         217               250           416         316


(a)  Bundled service  reflects  deliveries to customers  taking electric  service under tariffed rates,  which include the cost of energy and the delivery cost of the  transmission  and  distribution of the energy.  PECO's tariffed rates also include a CTC charge.

(b)  Unbundled service reflects  customers  electing to receive electric  generation service under the ComEd PPO option or from an alternative energy supplier.  Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission  and  distribution  charge and a CTC charge.  Revenue from  customers  choosing an alternative  energy  supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.


(c)  On May 1, 2002, all ComEd residential  customers were eligible to choose their supplier of electricity;  however,  as of June
     30, 2003,  no  alternative  electric  supplier has sought  approval  from the Illinois  Commerce  Commission  and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable
n.m. - not meaningful


                                                         EXELON CORPORATION
                                            Exelon Generation Power Marketing Statistics


                                                               Three Months Ended June 30,             Six Months Ended June 30,
                                                             -----------------------------          -----------------------------
                                                                 2003            2002                  2003                2002
                                                             ----------       ------------          ------------        ---------
GWh Sales
     Energy Delivery and Exelon Energy                           26,869          29,649                57,463              58,649
     Market Sales                                                27,449          20,589                51,264              39,913
                                                                 ------          ------               -------              ------
     Total Sales (a)                                             54,318          50,238               108,727              98,562
                                                                 ======          ======               =======              ======

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery and Exelon Energy                       $ 32.67         $ 32.06               $ 32.06             $ 31.35
        Market Sales                                              34.98           30.69                 35.94               29.44
        Total Sales - without trading                             33.83           31.50                 33.89               30.58

     Average Purchased Power and Fuel Cost - without trading    $ 20.71         $ 18.79               $ 20.58             $ 17.78

     Average Margin - without trading                           $ 13.12         $ 12.71               $ 13.31             $ 12.80



Around-the-clock Market Prices ($/MWh)
     PJM                                                        $ 33.25         $ 25.50               $ 41.09             $ 23.50
     MAIN                                                         24.06           24.00                 30.48               22.50

-------------------------------------------------------------------------------
2003 Earnings Guidance - July through December
     Around-the-clock Market Prices ($/MWh)
        PJM                                                     $ 40.50
        MAIN                                                      29.00
        NEPOOL                                                    54.00
     Gas Prices ($/Mmbtu)
        Henry Hub                                                $ 6.00
--------------------------------------------------------------------------------

(a)  Total  sales do not  include  trading  volume of 7,919 GWhs and 8,566 GWhs for the three  months  ended June 30, 2003 and 2002, respectively,  and 17,446 GWhs and 22,805 GWhs for the six months  ended June 30,  2003 and 2002,  respectively.  Additionally, total sales include supply from the  acquisition  of Exelon New England in November 2002 and plants  acquired from TXU in April
     2002.